UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 9, 2018

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

(Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2018, the board of directors (the “Board”) of Future FinTech Group Inc. (the “Company”), received the resignation of Mr. Xiaofeng Dai from his position as a director of the Board, effective immediately. Mr. Dai’s decision to resign was not a result of any disagreement with the Company, the Board or its management on any matter relating to the Company’s operations, policies or practices.

On October 10, 2018, the Board appointed Mr. Zhi Yan, the Company’s chief technology officer (“CTO”), as a director to fill the vacancy created by Mr. Dai’s resignation.

Mr. Yan, age 42, has served as the Company’s CTO since February 2018. Since September 2017, Mr. Yan has also served as the director of Nova Realm Limited, in which the Company has a 5% equity interest. From August 2013 to July 2016, Mr. Yan served as a partner of Li’an (Beijing) Science and Technology Ltd., and from March 2010 to August 2013, he established and operated Weiwang Science and Technology Ltd. to develop an interactive reading system that makes long literary pieces easier to read. Mr. Yan has a degree in Aircraft Design and Fluid Mechanics from Beijing University of Aeronautics and Astronautics.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: October 12, 2018	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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